As filed with the Securities and Exchange Commission on June 9, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Orbotech Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	None
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7 Sanhedrin Boulevard

North Industrial Zone

P.O. Box 215

Yavne 8110101

Israel

Tel: + 972-8-9423533

(Address and telephone number of Registrant’s principal executive offices)

Orbotech, Inc.

44 Manning Road

Billerica, Massachusetts 01821

Attention of Margaret Duncan

Tel: (978) 667-6037

(Name, address and telephone number of agent for service)

Copies to:

LizabethAnn Eisen, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 Tel: (212) 474-1930 Fax: (212) 474-3700	David Cohen, Adv. Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices 4 Berkowitz St. (Museum Tower) Tel Aviv Israel 64238 Tel: +972-3-6075000 Fax: +972-3-6075050

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Ordinary Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Ordinary Shares, NIS 0.14 nominal (par) value

(1)	There are being registered hereunder such indeterminate number of ordinary shares at indeterminate prices and at an indeterminate aggregate initial offering price, as Orbotech Ltd. elects to offer, including an indeterminate number of ordinary shares that may be issued as a result of a share split, share dividend, recapitalization or other similar event. Any registration fees are deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

ORBOTECH LTD.

ORDINARY SHARES

We may offer and sell our ordinary shares, NIS 0.14 nominal (par) value (“ordinary shares”), from time to time. When we decide to sell ordinary shares, we will provide specific terms of each issuance in a prospectus supplement.

The ordinary shares covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to ordinary shares and the general manner in which they may be offered. The specific terms of ordinary shares to be offered, and the specific manner in which they may be offered, including the prices and our net proceeds from the sales of such ordinary shares, will be described in one or more supplements to this prospectus. If any underwriters, dealers or agents are involved in the sale of such ordinary shares, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are traded on the NASDAQ Global Select Market under the symbol ‘ORBK’.

Our principal offices are located at 7 Sanhedrin Boulevard, North Industrial Zone, Yavne 8110101, Israel. Our telephone number at that address is +972-8-9423533.

Investing in our ordinary shares involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any ordinary shares that may be offered. Additional information about the risk factors can be found on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these ordinary shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2016.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time the ordinary shares described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the ordinary shares we may offer. Each time we sell ordinary shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

ORBOTECH LTD.

Orbotech Ltd. (the “Company”, the “Registrant” or “Orbotech”) is a leading global supplier of yield-enhancing and process-enabling solutions for the manufacture of electronic products. The Company transforms the electronics industry by improving the cost effectiveness of existing and future electronics manufacturing processes and enabling the production of next generation electronic products. The Company designs, develops, manufactures, markets and services innovative, industry-leading and cutting-edge solutions for use in the manufacture of printed circuit boards (“PCB”s), flat panel displays (“FPD”s) and semiconductor devices (“SD”s).

The Company’s products include: direct imaging, automated optical inspection (“AOI”), automated optical repair and other production systems used in the manufacture of PCBs; AOI, test, repair and process monitoring systems used in the manufacture of FPDs; and etch, physical vapor deposition and chemical vapor deposition equipment for use in the manufacture of SDs, such as micro-electro-mechanical systems, advanced semiconductor packaging, power and radio frequency devices and high brightness light emitting diode devices.

The Company also markets computer-aided manufacturing and engineering solutions for PCB production, which are designed and developed by Frontline P.C.B. Solutions Limited Partnership. In addition, through its subsidiary Orbotech LT Solar, LLC, the Company is engaged in the research, development and marketing of products for the deposition of thin film coating of various materials on crystalline silicon photovoltaic wafers for solar energy panels through plasma-enhanced chemical vapor deposition; and, through its subsidiary Orbograph Ltd., in the development and marketing of character recognition solutions to banks, financial and other payment processing institutions.

Orbotech was incorporated in Israel, as a company limited by shares, on February 8, 1981 under the name “Optrotech Ltd.” pursuant to the provisions of the then current Israeli Companies Ordinance. The legislative framework within which Orbotech and its Israeli subsidiaries now operate is the Israeli Companies Law, 1999, as amended (the “Companies Law”), which originally became effective on February 1, 2000, and the Israeli Companies Ordinance (New Version) 1983, as amended.

On August 9, 1984, the Company made an initial public offering of its ordinary shares in the United States. The ordinary shares are listed on the NASDAQ Global Select Market (“Nasdaq”) and are traded under the symbol “ORBK”.

Effective as of October 27, 1992, the Company acquired all the ordinary shares of Orbot Systems Ltd. (“Orbot”), a private Israeli company which was engaged primarily in the design, development, manufacture and marketing of AOI and process control systems for use in the manufacture of PCBs, and subsequently merged with Orbot, with the Company as the surviving entity (the “Merger”). In connection with the Merger, the Company changed its name to Orbotech Ltd. on October 27, 1992. The Merger was approved by the Tel Aviv-Jaffa District Court effective as of January 1, 1993.

RISK FACTORS

An investment in our ordinary shares involves risk. Before you invest in ordinary shares issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any applicable prospectus supplement relating to specific offerings of ordinary shares;

•	the risk factors described in our Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus; and

•	other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

The discussion of the risk factors contained in or incorporated by reference into this prospectus or into any applicable prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer. Further, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference certain statements that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, future prospects, developments and business strategies and involve certain risks and uncertainties, and are identified by words such as “anticipate,” “believe,” “could,” “will,” “plan,” “expect” and “would” and similar terms and phrases, including references to assumptions. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting Orbotech and are subject to uncertainties and factors relating to Orbotech’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Many factors could cause the actual results to differ materially from those projected including, without limitation, cyclicality in the industries in which the Company operates, the Company’s production capacity, timing and occurrence of product acceptance (the Company defines “bookings” and “backlog” as purchase arrangements with customers that are based on mutually agreed terms, which, in some cases for bookings and backlog, may still be subject to completion of written documentation and may be changed or cancelled by the customer, often without penalty), fluctuations in product mix, worldwide economic conditions generally, especially in the industries in which the Company operates, the timing and strength of product and service offerings by the Company and its competitors, changes in business or pricing strategies, changes in the prevailing political and regulatory framework in which the relevant parties operate or in economic or technological trends or conditions, including currency fluctuations, inflation and consumer confidence, on a global, regional or national basis, the level of consumer demand for sophisticated devices such as smartphones, tablets and other electronic devices as well as automobiles, the Company’s global operations and its ability to comply with varying legal, regulatory, exchange, tax and customs regimes, the Company’s ability to achieve strategic initiatives, including related to its acquisition strategy, the Company’s debt and corporate financing activities, the final timing and outcome (each, expected in mid-to-late 2016), and impact of the criminal matter and ongoing investigation in Korea, including any impact on existing or future business opportunities in Korea and elsewhere, any civil actions related to the Korean matter brought by third parties, including the Company’s customers, which may result in monetary judgments or settlements, expenses associated with the Korean matter, ongoing or increased hostilities in Israel and the surrounding areas, and other risks detailed in the Company’s SEC reports, including the Company’s Annual Report on Form 20-F for the year ended December 31, 2015, and subsequent SEC filings.

As a result of all of the foregoing, the forward-looking events discussed in this prospectus might not occur and our actual results may differ materially from those anticipated in the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements included or incorporated by reference herein to reflect new information, future events or otherwise, except as required by law. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of ordinary shares offered by the Company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of the terms of Orbotech’s ordinary shares, including certain provisions contained in Orbotech’s Memorandum of Association (the “Memorandum”), Orbotech’s Articles of Association (the “Articles”) and applicable Israeli laws in effect on the date of this registration statement. This summary is qualified by reference to the full text of the Memorandum and the Articles, which are incorporated by reference as exhibits hereto.

(a)	Ordinary Shares

The registered capital of Orbotech Ltd. is NIS 11,200,000 divided into 80,000,000 ordinary shares. All issued and outstanding ordinary shares are fully paid and non-assessable. Holders of ordinary shares have one vote for each ordinary share held on all matters to be voted on by shareholders, including the election of directors. Ordinary shares do not entitle their holders to preemptive rights. The Company’s Memorandum, its Articles and Israeli law do not restrict in any way the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel.

Subject to the rights of holders of shares with special rights (which may be issued in the future), holders of paid up ordinary shares are entitled to participate in the payment of dividends and, in the event of a winding-up of the Company, in the distribution of assets available for distribution, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividend is being paid or such distribution is being made, without considering any premium those holders might have paid in excess of that nominal value.

Shares with preferential rights relating, among other things, to dividends, voting and repayment of share capital can be created by adoption of a resolution of the shareholders at a general meeting of shareholders at which a quorum is present, by a simple majority of the voting power represented at the meeting in person or by proxy and voting thereon. The Company can similarly subdivide issued and outstanding ordinary shares. Modification or abrogation of the rights of any class of shares requires the written consent of the holders of 75% of the issued shares of such a class or adoption of a resolution passed by a simple majority of those present in person or by proxy and voting at a separate general meeting of the holders of the shares of that class.

Ordinary share certificates registered in the names of two or more persons are deliverable to the person first named in the share register and such delivery shall be deemed sufficient delivery to all co-owners. If two or more such persons tender a vote, the vote of the person whose name first appears in the share register will be accepted to the exclusion of any other. Notices may be given only to the person whose name first appears in the register. If two or more persons jointly hold or are entitled to a share, any one of them may give effectual receipt for any dividend payable or property distributable in respect of such share.

(b)	Board of Directors

Election of Directors. Under the Articles, all of the directors of the Company (except for external directors whose term is determined in accordance with applicable law) are elected by shareholder resolution at each annual general meeting of shareholders, to hold office until the end of the next annual general meeting of shareholders and until their successors have been duly elected and qualified or until any such director’s appointment terminates as provided for in the Companies Law or in the Articles. Directors so elected cannot be removed from office by the shareholders until the expiration of their term of office. No benefits are received by the directors upon the expiration of their term of office. Ordinary shares do not have cumulative voting rights. As a result, the holders of ordinary shares that represent a simple majority of the voting power represented at a shareholders’ meeting and voting at the meeting have the power to elect all of the directors put forward for election, subject to specific requirements under the Companies Law with respect to the election of external directors.

(c)	Dividends

Dividends may be distributed only out of profits available for dividends as determined by the Companies Law, provided that there is no reasonable concern that the distribution will prevent the Company from being able to meet its existing and anticipated obligations when they become due. Generally, under the Companies Law, the decision to distribute dividends and the amount to be distributed is made by a company’s board of directors. The Articles provide that the Board may from time to time declare, and cause the Company to pay, such dividends as may appear to it to be justified by the profits of the Company and that the Board has the authority to determine the time for payment of such dividends and the record date for determining the shareholders entitled to receive such dividends, provided the date is not before the date of the resolution to distribute the dividend. Declaration of dividends does not require shareholder approval.

(d)	Transfer of Shares

Ordinary shares which have been fully paid-up are transferable, by submission of a proper instrument of transfer to the Company or its transfer agent together with the certificate of the shares to be transferred and such other evidence, if any, as the Board may require to prove the rights of the intending transferor in the transferred shares.

(e)	Shareholder Meetings

General. Under the Companies Law and the Articles, an annual general meeting of shareholders must be held at least once in every calendar year, not later than fifteen months after the last preceding annual general meeting of shareholders, at such time and place as may be determined by the Board. The Board may, in its discretion, convene additional shareholder meetings and, pursuant to the Companies Law, must convene a special shareholder meeting (i) upon the demand of two directors or one quarter of the directors in office; (ii) upon the demand of the holder or holders of at least five percent of the Company’s issued share capital and at least one percent of its voting rights; or (iii) upon the demand of the holder or holders of at least five percent of its voting rights.

All demands for shareholder meetings must set forth the items to be considered at that meeting.

Agenda. The agenda for a shareholder meeting is determined by the Board and must include matters in respect of which the convening of a shareholder meeting was demanded as detailed above. Pursuant to the Companies Law and regulations promulgated thereunder governing the terms of notice and publication of shareholder meetings of public companies (the “General Meeting Regulations”), the holder(s) of at least one percent of a company’s voting rights may propose any matter appropriate for deliberation at a shareholder meeting to be included on the agenda of a shareholder meeting, including nomination of candidates for directors, generally by submitting a proposal within seven days of publicizing the convening of a shareholder meeting, or, if the Company publishes a preliminary notice at least twenty-one days prior to publicizing the convening of a shareholder meeting stating its intention to convene such meeting and the agenda thereof, within fourteen days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law and the Articles.

Notice. Pursuant to the Companies Law and the General Meeting Regulations, shareholder meetings generally require prior notice of not less than twenty-one days and, for certain matters specified in the Companies Law, not less than thirty-five days. Pursuant to the Articles, the Company is not required to deliver or serve prior notice of general meetings of shareholders or of any adjournments thereof to any shareholder. However, the Company will publicize the convening of general meetings of shareholders in any manner reasonably determined by the Company, such as by filing an appropriate periodic report with the SEC, by posting a notice on the Company’s website or by publishing in one or more international wire services or in one or more newspapers, and any such publication shall be deemed duly made, given and delivered to all shareholders on the date on which it is first made, posted, filed or published in the manner so determined by the Company in its sole discretion.

Function. The function of the annual general meeting of shareholders is to elect directors in accordance with the Articles, receive and consider the profit and loss account, the balance sheet and the ordinary reports and accounts of the directors and auditors, appoint auditors and transact any other business which under the Articles or applicable law may be transacted by the shareholders of a company in general meeting.

Voting and quorum requirements. The quorum required for either an annual (regular) or an extraordinary (special) general meeting of shareholders consists of at least two shareholders present in person or by proxy holding shares conferring in the aggregate more than 50% of the voting rights of the Company. If a shareholder meeting is convened by the Board upon the demand of shareholders or upon the demand of less than 50% of the directors then in office or directly by such shareholders or directors and no quorum is present within half an hour from the time appointed, it shall be cancelled. If a shareholder meeting is otherwise called and no quorum is present within such time, the meeting is adjourned to the same day one week later at the same time and place or to such other day, time and place as the Board may determine and specify in the publication with respect to the shareholder meeting and it shall not be necessary to give notice of or publicize such adjournment. If a quorum is not present within half an hour from the time stated for such adjourned meeting, any shareholders present in person or by proxy at such shareholder meeting shall constitute a quorum.

Shareholder Resolutions. Generally, under the Companies Law and the Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at a shareholder meeting at which a quorum is present and voting unless a different majority is required by law or pursuant to the Articles. The Companies Law provides that resolutions on certain matters, such as amending a company’s articles of association, assuming the authority of the board of directors in certain circumstances, appointing auditors, appointing external directors, approving certain transactions, increasing or decreasing the registered share capital and approving most mergers must be made by the shareholders at a general meeting of shareholders. A company may determine in its articles of association certain additional matters in respect of which resolutions by the shareholders in a general meeting of shareholders will be required.

A company such as Orbotech Ltd., incorporated prior to February 1, 2000, is subject to various rules with respect to the transition from being governed by the Israeli Companies Ordinance (New Version) 1983, as amended to being governed by the Companies Law. These rules provide, among other things, that any amendment to the Memorandum or Articles will generally require a resolution adopted by the holders of 75% or more of the voting power represented and voting at a general meeting of shareholders and that the approval of a merger will require a resolution adopted by the holders of 75% or more of the voting power represented and voting at a general meeting of shareholders, unless and until the Company amends the Articles in such manner to provide for a different majority. The Articles provide that all shareholder resolutions generally require only a simple majority of the votes cast, other than with respect to the amendment or replacement of the Memorandum or Articles and certain other matters which by law require a different majority, but including with respect to certain actions which, pursuant to Israeli law, would otherwise require a majority of 75% of the votes cast, such as a change of corporate name, an increase in authorized share capital, a consolidation or division of the Company’s share capital into shares of larger or smaller nominal value, a cancellation of unissued shares, a reduction of share capital, the creation of new classes, or the modification of the rights of classes, of shares and the approval of mergers.

Subject to the Companies Law, a resolution in writing signed by the holders of all of the ordinary shares entitled to vote at a meeting of shareholders or to which all such shareholders have given their written consent will be sufficient to adopt the resolution in lieu of a shareholder meeting. The Companies Law does not currently provide for public companies such as the Company to have shareholder resolutions adopted by means of written consent in lieu of a shareholder meeting.

(f)	Changes in Control

Merger. Under the Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required, unless determined otherwise by the competent Israeli court. Similarly, unless the court determines otherwise, a merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting (abstentions are disregarded), after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or by anyone on their behalf, including by the relatives of or corporations controlled by these persons. In addition, upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. Further, a merger can be completed only after all approvals have been submitted to the Israeli Registrar of the Company (the “Registrar”) and thirty days have passed from the time that shareholder resolutions were adopted in each of the merging companies and fifty days have passed from the time that a proposal for approval of the merger was filed with the Registrar.

Special Tender Offer. Subject to certain exceptions provided for in the Companies Law, an acquisition of shares in a public company must be made by means of a tender offer to the extent that as a result of such acquisition (i) a person will hold 25% or more of the voting rights in the company if there is no other holder of 25% or more of the company’s voting rights, or (ii) the purchaser will hold more than 45% of the voting rights in the company if there is no other holder of more than 45% of the company’s voting rights. This rule does not apply to certain events set forth in the Companies Law, including a purchase of shares in a ‘private placement’ that receives specific shareholder approval for this purpose. The board of directors must either give the shareholders its opinion as to the advisability of the tender offer or explain why it is unable to do so. The board of directors must also disclose any personal interest of any of its members in the proposed acquisition.

The tender offer may be consummated only if: (i) at least 5% of the company’s voting rights will be acquired; and (ii) the majority of the offerees who responded to the offer accepted the offer, excluding offerees who are controlling shareholders of the offeror, offerees who hold 25% or more of the voting rights in the company or who have a personal interest in accepting the tender offer, or anyone on their behalf or on behalf of the offeror including the relatives of or corporations controlled by these persons.

Full Tender Offer. Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, he will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law generally provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order that all of the shares that the purchaser offered to purchase be transferred to him by operation of law, one of the following needs to have occurred: (i) the shareholders who declined or did not respond to the tender offer hold less than 5% of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the tender offer accepted the offer; or (ii) the shareholders who declined or did not respond to the tender offer hold less than 2% of the company’s outstanding share capital or of the relevant class of shares.

If the conditions set forth above are not met, the purchaser may not acquire shares of the company from shareholders who accepted the full tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital or more than 90% of the particular class of shares with respect to which the full tender offer was made.

A shareholder that had his or her shares so transferred, whether he or she accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition an Israeli court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, the purchaser may provide in its offer that shareholders who accept the tender offer will not be entitled to such rights.

The above restrictions apply, in addition to the acquisition of shares, to the acquisition of voting power.

Other. In addition, certain provisions of the Memorandum and Articles may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. Those provisions include: limiting the ability of the Company’s shareholders to convene general meetings of shareholders of the Company (as discussed above); controlling procedures for the conduct of shareholder and Board meetings, including quorum and voting requirements; and the removal of directors.

Furthermore, having at least two external directors, who cannot readily be removed from office, may make it more difficult for shareholders who oppose the policies of the Board to remove a majority of the then current directors from office quickly. The foregoing may also, in some circumstances, together with the other provisions of the Memorandum, Articles and Israeli law, deter or delay potential future merger, acquisition, tender or takeover offers, proxy contests or changes in control or management of the Company, some of which could be deemed by certain shareholders to be in their best interests and which could affect the price some investors are willing to pay for ordinary shares.

PLAN OF DISTRIBUTION

The ordinary shares being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the ordinary shares;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the ordinary shares covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. We will also describe any options pursuant to which any underwriter may purchase more ordinary shares from us. Such prospectus supplement will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the ordinary shares covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the ordinary shares sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of ordinary shares may be effected from time to time in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the ordinary shares may be traded. The ordinary shares may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the ordinary shares. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the ordinary shares. Any dealers and agents participating in the distribution of the ordinary shares may be deemed to be underwriters, and compensation received by them on resale of the ordinary shares may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the ordinary shares. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the ordinary shares and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the ordinary shares covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the ordinary shares.

If underwriters are used in a sale, ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Ordinary shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of ordinary shares, an underwriting agreement will be executed with the underwriter or underwriters with respect to the particular underwritten offering of ordinary shares, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the ordinary shares.

If a dealer is used in the sale of the ordinary shares, we or an underwriter will sell the ordinary shares to the dealer, as principal. The dealer may then resell the ordinary shares to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the ordinary shares and may make sales of ordinary shares directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the ordinary shares. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered ordinary shares. These activities may maintain the price of the offered ordinary shares at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered ordinary shares originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the ordinary shares are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered ordinary shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any ordinary shares that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of any such distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. We will describe any such activities in the prospectus supplement relating to the transaction.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding ordinary shares in consideration for the ordinary shares being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell ordinary shares covered by this prospectus to hedge their positions in these outstanding ordinary shares, including in short sale transactions. If so, the underwriters or agents may use the ordinary shares received from us under these arrangements to close out any related open borrowings of ordinary shares.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the ordinary shares pursuant to the terms of the ordinary shares. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the ordinary shares they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell ordinary shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use ordinary shares pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use ordinary shares received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge ordinary shares to a financial institution or other third party that in turn may sell the ordinary shares using this prospectus. Such financial institution or third party may transfer its short position to investors in our ordinary shares or in connection with a simultaneous offering of other securities offered by this prospectus.

Registration of the ordinary shares covered by this prospectus does not mean that any ordinary shares will be sold.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the ordinary shares offered by this prospectus will be set forth in the prospectus supplement offering those ordinary shares.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered ordinary shares will be passed upon for Orbotech by Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices. Certain other legal matters relating to United States Federal securities law will be passed upon for Orbotech by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2015, and the audited historical financial statements of SPTS Technologies Group Limited included on page 2 of Orbotech Ltd.’s Current Report on Form 6-K filed with the SEC on June 9, 2016 have been so incorporated in reliance on the reports of Kesselman & Kesselman, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3ASR under the Securities Act with respect to the offer and sale of ordinary shares pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E. Washington D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the ordinary shares offered by this prospectus and Orbotech, reference is made to the registration statement.

Orbotech furnishes reports and other information with the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the website of the SEC referred to above. Orbotech’s file number with the SEC is 000-12790, and it began filing through EDGAR beginning on November 12, 2002.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede the information in this prospectus. We hereby incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including any reports on Form 20-F and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering of the ordinary shares to which this prospectus relates (if they state that they are incorporated by reference into this prospectus).

(a)	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on March 4, 2016; and

(b)	Our Current Reports on Form 6-K filed with the SEC on June 29, 2015 and June 9, 2016.

You may request a paper copy of these filings, at no cost, by writing to or telephoning us at the following address:

Michael Havin, Corporate Secretary

Tel: + 972-8-9423622

Fax: + 972-8-9438769

Email: michael.havin@orbotech.com

Address: P. O. Box 215, Yavne 8110101, Israel

These reports may also be obtained on our website at www.orbotech.com; however, the website address is included only as an inactive textual reference and none of the information on our website is a part of this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

Orbotech is organized under the laws of Israel and all of Orbotech’s directors and executive officers reside outside of the United States. As a result, service of process on them may be difficult to effect in the United States. Furthermore, because a substantial portion of Orbotech’s assets are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

Subject to various time limitations, an Israeli court may declare a judgment rendered by a foreign court in a civil matter, including judgments awarding monetary or other damages in non civil matters, enforceable if it finds that:

1.	the judgment was rendered by a court which was, according to the foreign country’s laws, competent to render it;

2.	the judgment is no longer appealable;

3.	the obligation in the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy in Israel; and

4.	the judgment can be executed in the state in which it was given.

A foreign judgment will not be declared enforceable by Israeli courts if it was given in a state, the laws of which do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proven to the Israeli court that:

1.	the judgment was obtained by fraud;

2.	there was no due process;

3.	the judgment was given by a court not competent to render it according to the rules of private international law in Israel;

4.	the judgment conflicts with another judgment that was given in the same matter between the same parties and which is still valid; or

5.	at the time the action was brought to the foreign court a claim in the same matter and between the same parties was pending before a court or tribunal in Israel.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

The Companies Law provides that a company may not exempt or indemnify an Office Holder (as defined below), or enter into an insurance contract, which would provide coverage for any liability incurred as a result of any of the following: (i) a breach by the Office Holder of his or her duty of loyalty unless, with respect to insurance coverage or indemnification, due to a breach of his or her duty of loyalty to the company committed in good faith and with a reasonable basis to believe that such act would not prejudice the interests of the company; (ii) a breach by the Office Holder of his or her duty of care to the company committed intentionally or recklessly, unless the breach was done only in negligence; (iii) any act or omission done with the intent to unlawfully realize personal gain; or (iv) a fine, monetary sanction, forfeit or penalty imposed upon an Office Holder.

The Companies Law provides that a company’s articles of association may provide for indemnification of an Office Holder (x) post-factum; and (y) may also provide that a company may undertake to indemnify an Office Holder in advance, in each case: (i) as detailed in Article 123(a)(i) below, provided that, with respect to an undertaking in advance, the undertaking is limited to types of occurrences which, in the opinion of the company’s board of directors, in light of the company’s actual activities at the time of the undertaking, are foreseeable and to an amount or to criteria that the board of directors has determined to be reasonable in the circumstances, and that in the undertaking the types of occurrences that the board of directors believes to be foreseeable as aforesaid are mentioned, as is the amount or criteria determined by the board of directors to be reasonable in the circumstances; and (ii) as detailed in Articles 123(a)(iii) and (iv) below.

In addition, the Companies Law provides that a company may not exempt directors in advance with respect to a breach of their duty of care in connection with a ‘distribution’ (as defined in the Companies Law).

Article 123 of the Articles provides as follows:

“Indemnification, Insurance and Exemption

123. (a)	The Company may, subject and pursuant to the provisions of the Companies Law, indemnify an “Office Holder” of the Company (as such term is defined in Article 73 above) for all liabilities and expenses incurred by him arising from or as a result of any act (or omission) carried out by him as an Office Holder of the Company and which is indemnifiable pursuant to applicable law, to the fullest extent permitted by law, including with respect to the following:

(i)	Monetary liabilities or obligations imposed on the Office Holder in favor of another person pursuant to a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court;

(ii)	Payments which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israel Securities Law, 5728-1968 (the “Securities Law”) and expenses the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable litigation expenses, including attorney’s fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law;

(iii)	Reasonable litigation expenses, including attorney’s fees, incurred by the Office Holder in consequence of an investigation or proceeding conducted against the Office Holder by an authority that is authorized to conduct such investigation or proceeding, and which was concluded without the submission of an indictment against the Office Holder and without imposing on the Office Holder any financial obligation in lieu of criminal proceedings, or which was concluded without the submission of an indictment against the Office Holder but with imposing on such Office Holder a financial obligation in lieu of criminal proceedings in respect of an offense that does not require proof of criminal intent or in connection with a financial sanction;

For the purposes hereof: (i) “a proceeding concluded without the submission of an indictment in a matter in respect of which a criminal investigation was conducted”; and (ii) “financial obligation in lieu of a criminal proceeding”, shall have the meanings specified in Section 260(a)(1A) of the Companies Law;

(iv)	Reasonable litigation expenses, including attorney’s fees incurred by the Office Holder or imposed upon him by a court, in a proceeding brought against the Office Holder by the Company or on its behalf or by another person, or in a criminal action in which the Office Holder is acquitted, or in a criminal action in which the Office Holder is convicted of an offense that does not require proof of criminal intent;

(v)	Expenses incurred by the Office Holder in connection with a proceeding under Chapter G’1, of the Israel Restrictive Trade Practices Law, 5748-1988 (the “Restrictive Trade Law”), including reasonable litigation expenses, including attorney’s fees;

(vi)	Any other liability, obligation or expense indemnifiable or which may from time to time be indemnifiable by law.

The Company may indemnify an Office Holder post-factum and may also undertake in advance to indemnify an Office Holder, provided that: (x) an undertaking in advance to indemnify an Office Holder with respect to the matters specified in Article 123(a)(i) above is limited to types of occurrences which, in the opinion of the Board of Directors, in light of the Company’s actual activities at the time of the undertaking, are foreseeable and to an amount or to criteria the Board of Directors has determined to be reasonable in the circumstances; and (y) in the undertaking in advance to indemnify an Office Holder, the types of occurrences that the Board of Directors believes to be foreseeable in light of the Company’s actual activities at the time the undertaking to indemnify was given are mentioned, as is the amount or criteria that the Board of Directors determined to be reasonable in the circumstances.

(b)	The Company may, subject and pursuant to the provisions of the Companies Law, enter into contracts to insure the liability of Office Holders of the Company for any liabilities or expenses incurred by or imposed upon them arising from or as a result of any act (or omission) carried out by them as Office Holders of the Company, to the fullest extent permitted by law, including in respect of any liability imposed on any Office Holder with respect to any of the following:

(i)	A breach of his duty of care to the Company or to any other person;

(ii)	A breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had a reasonable basis to believe that such act would not prejudice the interests of the Company;

(iii)	Monetary liabilities or obligations imposed on him in favor of another person;

(iv)	A payment which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable litigation expenses, including attorney’s fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law;

(v)	Expenses incurred by the Office Holder in connection with a proceeding under Chapter G’1, of the Restrictive Trade Law, including reasonable litigation expenses, including attorney’s fees.

(c)	The Company may, to the fullest extent permitted by law, exempt and release an Office Holder of the Company, including in advance, from and against all or part of his liability for monetary or other damages due to, or arising or resulting from, a breach of his duty of care to the Company. The Directors of the Company are released and exempt from all liability as aforesaid to the fullest extent permitted by law with respect to any such breach, which has been or may be committed.

(d)	The Company may, subject to the provisions of the Companies Law, procure insurance for, indemnify and/or exempt and release any person who is not an Office Holder including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder.

(e)	The Company may, as aforesaid, indemnify, insure and exempt from liability any Office Holder to the fullest extent permitted by applicable law. Accordingly: (i) any amendment to the Companies Law, the Securities Law, the Restrictive Trade Law or any other applicable law expanding the ability of the Company to indemnify, insure or exempt from liability any Office Holder, or expanding the right of any Office Holder to be indemnified, insured or exempted from liability, beyond or in addition to the provisions of these Articles, shall, to the fullest extent possible, automatically and immediately apply to the Office Holders of the Company and be deemed as included in these Articles to the fullest extent permitted by applicable law; and (ii) any amendment to the Companies Law, the Securities Law, the Restrictive Trade Law or any other applicable law adversely affecting the ability of the Company to indemnify, insure or exempt from liability any Office Holder or adversely affecting the right of any Office Holder to be indemnified, insured or exempted from liability as provided for in these Articles shall have no effect post factum and shall not affect the Company’s obligations or ability to indemnify, insure or exempt from liability an Office Holder for any act (or omission) carried out prior to such amendment, unless otherwise provided by applicable law.”

The term “Office Holder” as defined in the Companies Law, means a general manager, chief executive officer, executive vice president, vice president, any other person fulfilling or assuming any of the foregoing positions without regard to such person’s title, as well as a director, or a manager directly subordinate to the general manager or the chief executive officer. The term as defined in the Articles is substantially the same.

The Remuneration Committee, the Board and the shareholders of the Registrant have resolved, consistent with the Registrant’s compensation policy regarding the terms of office and employment of its directors and officers (the “Compensation Policy”), to ratify and approve the purchase and the periodic renewal of insurance coverage in respect of the liability of its Office Holders and any additional or other Office Holders as may be appointed from time to time in the future, including external directors, to the maximum extent permitted by law, that will provide for up to $50.0 million in coverage and will include coverage with respect to any public offering of shares or other securities of the Registrant; to undertake in advance to indemnify all directors and the chief executive officer of the Registrant currently in office, and any additional or other directors and chief executive officer(s) as may be appointed from time to time in the future, including external directors, for certain matters, costs and expenses, and to the extent, as set forth in a letter of indemnification and exemption and release approved for issuance to them; and to exempt and release to the maximum extent permitted by law all directors and the chief executive officer of the Registrant currently in office, and any additional or other directors and chief executive officer(s) as may be appointed from time to time in the future, including external directors, from and against all liability for monetary or other damages due to, or arising or resulting from, a breach of their duty of care to the Registrant, including, with respect to directors, in their capacity as officers of the Registrant to the extent they also serve as officers of the Registrant, and to provide them with letters in this regard.

Following the adoption of the Compensation Policy, and consistent therewith, the Remuneration Committee and the Board of Directors resolved to similarly undertake in advance to indemnify all Office Holders of the Registrant (in addition to the directors and the chief executive officer of the Registrant) in office at the time such resolutions were adopted, which includes all of those currently in office; and to similarly exempt and release to the maximum extent permitted by law all such other Office Holders of the Registrant, from and against all liability for monetary or other damages due to, or arising or resulting from, a breach of their duty of care to the Registrant and to provide them with letters in this regard.

Item 9.	Exhibits

Exhibit No.	Description

1.1	Form of Equity Securities Underwriting Agreement.

3.1	Memorandum of Association reflecting amendments integrated into the text (incorporated by reference to Exhibit A from the Company’s Current Report on Form 6-K (File No. 000-12790) filed on August 6, 2013).

3.2	Articles of Association reflecting amendments integrated into the text (incorporated by reference to Exhibit 1.2 from the Company’s Annual Report on Form 20-F for the year ended December 31, 2014 (File No. 000-12790) filed on February 27, 2015).

4.1	Form of Stock Certificate Representing Ordinary Shares (incorporated by reference to Exhibit 2.1 from the Company’s Annual Report on Form 20-F for the year ended December 31, 2000 (File No. 000-12790).

5.1	Opinion of Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices (Israeli counsel to the Registrant).

23.1	Consent of Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices (included in Exhibit 5.1).

23.2	Consent of Kesselman & Kesselman, Certified Public Accountants (Israel), a member firm of PricewaterhouseCoopers International Limited with respect to its audit report on the financial statements of Orbotech Ltd.

23.3	Consent of Kesselman & Kesselman, Certified Public Accountants (Israel), a member firm of PricewaterhouseCoopers International Limited with respect to its audit report on the financial statements of SPTS Technologies Group Limited.

24.1	Powers of Attorney (included on signature pages).

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yavne, State of Israel, on the 9th day of June, 2016.

ORBOTECH LTD.,

By:	/S/ ASHER LEVY
Asher Levy
Chief Executive Officer

By:	/S/ RAN BAREKET
Ran Bareket
Corporate Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Asher Levy and Ran Bareket, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 9, 2016.

Signature	Title	Date

/S/ YOCHAI RICHTER Yochai Richter	Director	June 9, 2016

/S/ DR. MICHAEL ANGHEL Dr. Michael Anghel	Director	June 9, 2016

/S/ YEHUDIT BRONICKI Yehudit Bronicki	Director	June 9, 2016

/S/ DAN FALK Dan Falk	Director	June 9, 2016

/S/ AVNER HERMONI Avner Hermoni	Director	June 9, 2016

/S/ MIRON KENNETH Miron Kenneth	Director	June 9, 2016

Signature	Title	Date

/S/ DR. JACOB RICHTER Dr. Jacob Richter	Director	June 9, 2016

/S/ JOSEPH TENNE Joseph Tenne	Director	June 9, 2016

/S/ ELIEZER TOKMAN Eliezer Tokman	Director	June 9, 2016

/S/ PROF. SHIMON ULLMAN Prof. Shimon Ullman	Director	June 9, 2016

/S/ ARIE WEISBERG Arie Weisberg	Director	June 9, 2016

/S/ ASHER LEVY Asher Levy	Chief Executive Officer (principal executive officer)	June 9, 2016

/S/ RAN BAREKET Ran Bareket	Corporate Vice President and Chief Financial Officer (principal financial and accounting officer)	June 9, 2016

AUTHORIZED UNITED STATES REPRESENTATIVE

ORBOTECH, INC.

By	/S/ MARGARET DUNCAN
Name: Margaret Duncan Title: Executive Vice President Strategic Projects
June 9, 2016